Consent of Independent Auditors

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information and to the incorporation by reference of our report dated February 7, 2003 on the financial statements and financial highlights of Security Cash Fund in Post-Effective Amendment No. 27 to the Registration Statement (Form N-1A) and related Prospectus and Statement of Additional Information filed with the Securities and Exchange Commission under the Securities Act of 1933 (Registration No. 2-68387) and under the Investment Company Act of 1940 (Registration No. 811-3073).

/s/ Ernst & Young LLP

Kansas City, Missouri
April 24, 2003